Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

B.K.S.S Real Estate Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share			$	$4,500,000	0.0001102	$495.90
		Total Offering Amounts				$4,500,000		495.90